globalpaymentsinc.com

June 21, 2018

FOR IMMEDIATE RELEASE
Investor Contact:	Media Contact:
Winnie Smith 770.829.8478	Laura Coerper 770.829.8755
investor.relations@globalpay.com	media.relations@globalpay.com

Global Payments Refinances Debt Facilities
ATLANTA --(BUSINESS WIRE)-- Global Payments Inc. (NYSE: GPN), a leading worldwide provider of payment technology and software solutions, successfully closed an amendment to its credit facilities agreement on June 19, 2018. Under the terms of the refinancing amendment, the interest rate margin currently applicable to the company’s existing term loan A, term loan A-2 and revolving credit facilities was reduced by 25 basis points, subject to future adjustments based on an amended leverage-based pricing grid. The amendment also increased the aggregate financing capacity under the company’s revolving credit facility by $250 million to $1.5 billion, although total outstanding borrowings remain unchanged as a result of the amendment.
The amendment extended the maturities of the term loan A, the term loan A-2 and the revolving credit facilities to January 2023. Further, the company improved certain terms of the agreement, providing it with additional financial flexibility.
"We are delighted to announce the successful completion of the refinancing of our existing debt facilities," stated Cameron Bready, Senior Executive Vice President and Chief Financial Officer. "In addition to improving our liquidity position and extending the maturity of our term loan A, term loan A-2 and revolving credit facilities, today’s refinancing in combination with the amendment to our term loan B announced in March are expected to yield $0.02 - $0.03 per share of annual benefit, net of anticipated expenses associated with further planned interest rate hedging activities.”

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading worldwide provider of payment technology and software solutions delivering innovative services to our customers globally. Our technologies, services and employee expertise enable us to provide a broad range of solutions that allow our customers to accept various payment types and operate their businesses more efficiently across a variety of distribution channels in many markets around the world.

Service.Driven.Commerce

Headquartered in Atlanta, Georgia with more than 10,000 employees worldwide, Global Payments is a member of the S&P 500 with customers and partners in 30 countries throughout North America, Europe, the Asia-Pacific region and Brazil. For more information about Global Payments, our Service. Driven. Commerce brand and our technologies, please visit www.globalpaymentsinc.com.

Forward-Looking Statements
Investors are cautioned that some of the statements we use in this release contain forward-looking statements and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties and depend upon future events or conditions. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee you that our plans and expectations will be achieved. Such statements may include, but are not limited to, statements about future financial and operating results and other statements that are not historical facts.

Important factors that may cause actual events or results to differ materially from those anticipated by such forward-looking statements include our ability to safeguard our data; increased competition from larger companies and non-traditional competitors, our ability to update our services in a timely manner; our ability to maintain Visa and MasterCard registration and financial institution sponsorship; our reliance on financial institutions to provide clearing services in connection with our settlement activities; our potential failure to comply with card network requirements; potential systems interruptions or failures; software defects or undetected errors; increased attrition of merchants, referral partners or independent sales organizations; our ability to increase our share of existing markets and expand into new markets; a decline in the use of cards for payment generally; unanticipated increases in chargeback liability; increases in credit card network fees; change in laws, regulations or network rules or interpretations thereof; foreign currency exchange and interest rate risks; political, economic and regulatory changes in the foreign countries in which we operate; future performance, integration and conversion of acquired operations, including without limitation difficulties and delays in integrating or fully realizing cost savings and other benefits of our acquisitions at all or within the expected time period; fully realizing anticipated annual interest expense savings from refinancing our Credit Facility; our loss of key personnel and other risk factors presented in Item 1- Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2017 and any subsequent SEC filings, which we advise you to review. Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. We undertake no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

Service.Driven.Commerce